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                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Form 8K/A3 of our report dated August 9, 1999, except for note 13 which is as at January 28, 2000, relating to the balance sheets included herein as at June 30, 1999, 1998 and 1997 and the statements of loss and deficit and cash flows for the years then ended of Offsite Data Services Ltd., which appear in such form. We also consent to the reference to us unde the heading "Experts" in this form.



                                              /s/ PricewaterhouseCoopers LLP


Chartered Accountants
Calgary, Alberta, Canada
April 13, 2000